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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No's. 33-37566, 33-40776, 33-61397, and 33-33026) of
Central Newspapers, Inc. of our report dated January 29, 1999 appearing on page 27 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K.




PricewaterhouseCoopers LLP
Phoenix, Arizona
March 17, 1999